UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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TRI-STATE 1ST BANC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRI-STATE 1st BANC, INC.

16924 St. Clair Avenue

East Liverpool, Ohio 43920

Notice of Annual Meeting of Shareholders

to be held April 18, 2007, at the

East Liverpool Motor Lodge

East Liverpool, OH

Dear Tri-State 1st Banc, Inc. Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Tri-State 1st Banc, Inc., an Ohio corporation (the “Company”), on Wednesday, April 18, 2007. The meeting will be held at the East Liverpool Motor Lodge, 2340 Dresden Avenue, East Liverpool, Ohio, at 6:00 P.M. Whether or not you will attend the Annual Meeting of Shareholders, I urge you to immediately sign and return the enclosed Proxy card in the envelope provided casting your vote on these important issues.

You are being asked to consider and vote on the following proposals:

1.	To elect three (3) Class I Directors each for a term of three (3) years to serve until the year 2010, or until the next meeting of Shareholders called for the purpose of electing Class I Directors. All three (3) of the current Class I Directors have been nominated for re-election.

2.	To ratify the appointment of S. R. Snodgrass, A.C., as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007.

At the meeting, we will consider such other business as may properly come before the meeting or any adjournment thereof.

The close of business on February 28, 2007 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

East Liverpool, Ohio

March 13, 2007

YOUR VOTE IS IMPORTANT

Please complete, sign, date and return the enclosed proxy so that your shares will be represented at the meeting. If you choose to attend the meeting,

you may revoke your proxy and personally cast your votes.

TRI-STATE 1st BANC, INC.

16924 St. Clair Avenue

East Liverpool, Ohio 43920

2007 Annual Meeting

PROXY STATEMENT

Proxies, Solicitation and Voting

Tri-State 1st Banc, Inc. (the “Company”) is an Ohio corporation organized as the parent company of 1st National Community Bank, a national banking association (the “Bank”), and two Ohio corporations, Gateminder Corporation (“Gateminder”) and MDH Investment Management, Inc. (“MDH”). The Company controls all of the capital stock of the Bank, Gateminder and MDH. The Company is a bank holding company regulated by the Board of Governors of the Federal Reserve System.

The enclosed Proxy is being solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on April 18, 2007, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement for the 2007 Annual Meeting of Shareholders is being first mailed to shareholders on or about March 13, 2007.

The enclosed Proxy is for use at the Annual Meeting if a Shareholder is unable to attend the Annual Meeting in person or wishes to have his shares of common stock, no par value, of the Company (the “Common Stock”) voted by Proxy even if he attends the Annual Meeting. The Proxy may be revoked by the person giving it at any time before it is exercised, on notice to the Secretary of the Company by executing and delivering a Proxy having a later date, or by such persons appearing at the Annual Meeting and electing to vote in person. All shares of Common Stock of the Company represented by valid Proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted at the Annual Meeting. The execution of a Proxy will in no way affect a Shareholder’s right to attend the Annual Meeting and vote in person.

The election of the Class I Directors and the ratification of the appointment of S. R. Snodgrass A.C. as the Company’s auditors require the affirmative vote of a majority of votes cast, at a meeting that the holders of a majority of the outstanding Common Stock are present in person or by proxy. Proxies received but marked as abstentions and broker non-votes will be included in determining the number of shares present at the Annual Meeting of Shareholders but will not be included in determining the number of votes cast and as a result will not be considered in determining the outcome of the vote.

Holders of Common Stock of record at the close of business on February 28, 2007, (the “Record Date”) will be entitled to vote at the Annual Meeting and at any adjournment thereof. At the close of business on the Record Date, the Company had 869,807 shares of Common Stock outstanding. In the election of Class I Directors, and in deciding all other questions presented at the Annual Meeting of Shareholders, each Shareholder will be entitled to one vote for each share of Common Stock held.

The cost of soliciting Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by personal contact or telephone. If applicable, banks, brokers, nominees and fiduciaries will be required to forward the soliciting material to the principals and obtain authorization for the execution of Proxies. The Company will, upon request, reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding Proxy material to the principals.

ELECTION OF DIRECTORS

[Proposal No. 1]

The persons named in the accompanying Proxy will vote for the election of the nominees named below as Class I Directors, unless otherwise directed by the Shareholders giving Proxies. All nominees are now Class I Directors of the Company and all have consented to be named and to serve if elected. The Code of Regulations of the Company provide that the number of Directors to be elected at the Annual Meeting of the Shareholders will be determined by the Board of Directors. The number of Directors has been fixed at nine, divided into three equal Classes of three: Class I, Class II and Class III. The current term of the Class I Directors expires at this Annual Meeting and three Class I Directors are to be elected at the Annual Meeting, each for a three year term.

Provided a quorum is present, Class I Directors will be elected by the affirmative vote of not less than a majority of all shares present in person or represented by Proxy at the Annual Meeting. At each meeting of Shareholders for the election of Directors at which a quorum is present, the persons receiving the greatest number of votes shall be deemed elected Directors. Any Shareholder may cumulate his votes at an election of Directors upon fulfillment of the conditions prescribed in Section 1701.55 of the Ohio Revised Code, or any similar statute which may hereafter be enacted. Such Section generally requires that a Shareholder desiring to cumulate voting give advance notice in writing at least 48 hours before the Annual Meeting of his or her desire that the voting at the Annual Meeting be cumulative and that announcement of the giving of such notice be at the commencement of the Annual Meeting. Upon fulfillment of these notice requirements, each Shareholder has the right to cumulate the voting power he or she possesses and to give one candidate as many votes as the number of Directors to be elected multiplied by the number his or her votes equals, or to distribute his or her votes on the same principle among two or more candidates as he or she sees fit.

The Proxy solicited hereby cannot be voted for the election of a person to fill a directorship for which no nomination has been duly made.

The full Board of Directors acts as a nominating committee for the selection of management’s nominees for director. The Board of Directors believes that it is appropriate for the full Board of Directors to act as a nominating committee since all of the Directors other than Mr. Lang and Mr. Baumgardner are independent as defined in the independence standards of the Nasdaq Stock Market.

The Company does not currently pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Board’s process for identifying and evaluating potential nominees includes soliciting recommendations from exiting directors and officers of the Company and its wholly-owned subsidiaries. Additionally, the Board will consider persons recommended by stockholders of the Company in selecting nominees for election. There is no difference in the manner in which the Board evaluates persons recommended by directors or officers and persons recommended by stockholders in selecting nominees.

Nominations for election to the Board of Directors of the Company may be made by any Shareholder entitled to vote for the election of Directors. Any such nomination shall contain the following information: (i) the name and address of the proposed nominee; (ii) the principal occupation of the nominee; (iii) the total number of shares of Common Stock that to the knowledge of the nominating Shareholder will be voted for the proposed nominee; (iv) the name and residential address of each nominating Shareholder; (v) the number of shares of Common Stock owned by the nominating Shareholder; (vi) the total number of shares of Common Stock that to the knowledge of the nominating Shareholder are owned by the proposed nominee; and (vii) the signed consent of the proposed nominee to serve on the Board, if elected. Such nomination shall be delivered to the Secretary of the Company not later than the opening of business at the Annual Meeting.

Nominations not made in accordance herewith may be disregarded by the chairperson of the meeting, and upon the chairperson’s instructions the vote tellers may disregard all votes cast for each such nominee. If, at the time of the Annual Meeting of Shareholders, any of the nominees named in the Proxy Statement should be unable or decline to serve as a Class I Director, the Proxies are authorized to be voted for such substitute nominee or nominees as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a Class I Director.

Set forth below are the names of the nominees for election to the Board of Directors as Class I Directors and certain information furnished by such nominees to the Company concerning themselves. The persons named below will be nominated for election to serve until the 2010 Annual Meeting of the Shareholders. It is the intention of the persons named in the Proxy to vote “For” the election of these three (3) nominees.

Nominees for the Class I Directors

Name	Age	Position	Director since	Present and principal occupation for last five years
Edward L. Baumgardner	63	Director	2006	CEO of the Bank; Secretary of the Company and Gateminder

Timothy G. Dickey	45	Director	2002	Chairman and CEO of D.W. Dickey & Son, Inc. (construction material)

John P. Scotford, Sr.	78	Director	1987	Chairman-McBarscot Company (real-estate development)

Recommendation

The Board of Directors recommends that the Shareholders vote “For” each of the above nominees.

Proxies solicited by the Board of Directors will be voted in favor of each of the above unless a contrary vote or abstention is specified.

Identification of Other Directors and Executive Officers

The following persons are (i) current Directors of the Company who are serving as either Class II Directors, whose terms expire in 2009, or Class III Directors, whose terms expire in 2008, and/or (ii) executive officers of the Company and the Bank or Directors of the Bank who served at any time since the beginning of 2006.

Name	Age	Position	Director since	Present and principal occupation for last five years

Class II Directors

William E. Blair, Jr.	72	Director	1991	President of Bill Blair Inc. (oil & gas exploration)

Stephen W. Cooper	63	Director	1989	President of Cooper Insurance Agency (general insurance)

Marvin H. Feldman	61	Director	1987	Principal Feldman Financial Group (insurance and investments)

Name	Age	Position	since	five years

Class III Directors

J. Robert Berg	54	Director	2002	President of Richardson Monuments, Inc. (monument retailing)

Charles B. Lang	67	Director	1987	President of the Company and Gateminder, Chairman and CEO of the Bank, Vice President of MDH Investment Management, Inc.

John C. Thompson	80	Director	1987	Chairman of The Hall China Company (pottery manufacturer)

Other Executive Officers and Directors of the Bank

Name	Age	Position	Present and principal occupation for last five years
John P. Scotford Jr.	45	Director 1st National Community Bank	President – McBarscott Company (Real Estate Development)

Stephen A. Beadnell	44	Chief Financial Officer	Chief Financial Officer of the Company, the Bank, Gateminder and MDH; Certified Public Accountant Director of Information Technology 1st National Community Bank, Internal Auditor Home Savings and Loan Company, Controller and Treasurer Potters Bank

Steven A. Mabbott	50	Vice President of the Bank	Vice President & Loan Department Manager

Robin W. Moadus	49	COO and Vice-President of 1st National Community Bank	Assistant VP Sales Manager Home Savings and Loan

Joseph B. Shemasek	41	Vice President of the Bank	Vice President of Commercial Loans since 2004. Previously Assistant VP and Business Banking Officer of National City Bank, since 1999.

Board of Director and Committee Meetings

During 2006, the Board of Directors of the Company held six regular Board meetings. All of the Company’s Directors attended at least 75% of its Board meetings except Director John Scotford Sr. who attended one of the six meetings and Director William Blair who attended three of the six meetings.

The Director’s of the Company also serve as the entire Board of Directors of the Bank with the exception of John Scotford Sr. who is Director Emeritus and John Scotford Jr. who is a director of the Bank only. The Company and the Bank maintain a standing joint Audit and Executive and Compensation Committees. Since the full Board of Directors of the Company functions as a nominating committee (as discussed on page 3), there is no standing nominating committee and consequently, no nominating committee charter.

The compensation committee is composed of Directors Feldman, Blair and Thompson. The Compensation Committee does not have a charter. Executive compensation is determined by comparing peer group surveys of salary information and industry averages to determine the appropriate level of compensation.

In 2006, there were twelve meetings each of the Board of Directors of the Bank and the Executive Committee. Three non-employee Directors are assigned to each of the monthly Executive Committee meetings. All of the Bank’s Directors attended at least 75% of the Board meetings.

The Audit Committee is comprised of non-employee Directors Feldman, Thompson, Cooper and Berg. The Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with the rules of the Nasdaq Stock Market. The Audit Committee maintains an audit committee charter as approved by the Board of Directors of the Company. A copy of the Audit Committee’s charter was included as an appendix to the Company’s proxy statement filed during fiscal year 2005 on the March 22, 2005 with the Securities and Exchange Commission (“SEC”). The committee is responsible for reviewing the records and affairs of the Company to determine its financial condition, reviewing with management and the independent auditors the systems of internal control, and monitoring the Company’s adherence in accounting and financial reporting to generally accepted accounting principles. Presently, the Company does not have an “audit committee financial expert” as defined within the meaning of the regulations of “SEC.” It is of the opinion of the Board of Directors that, although they do not meet the technical requirements of the definition of an audit committee financial expert, those Directors currently serving on the Audit Committee are well qualified and suited to serve in their capacity on the Audit Committee. The company at present has not been able to recruit a financial expert for the Board of Directors, but will continue to search for viable candidates in the immediate future.

For 2006, there were four meetings of the Audit Committee, four meetings of the ad-hoc building committee comprised of Directors Blair, Cooper and Dickey and four trust committee meetings comprised of Directors Feldman, Dickey and Thompson.

The following table sets forth the compensation of the Board for the 2006 fiscal year:

Director Compensation

Name (a)(1)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)() (c)	Option Awards ($)( (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Edward L. Baumgardner	$0	$0	$0	$0	$0	$0	$0

J. Robert Berg	$11,875	$0	$0	$0	$0	$0	$0

William E. Blair, Jr.	$10,375	$0	$0	$0	$0	$0	$0

Stephen W. Cooper	$14,125	$0	$0	$0	$0	$0	$0

Timothy G. Dickey	$12,675	$0	$0	$0	$0	$0	$0

Marvin H. Feldman	$12,250	$0	$0	$0	$0	$0	$0

Charles B. Lang	$0	$0	$0	$0	$0	$0	$0

John P. Scotford, Sr.	$4,375	$0	$0	$0	$0	$0	$0

John C. Thompson	$13,375	$0	$0	$0	$0	$0	$0

No compensation is paid to any Director of the Company exclusively for their services to the holding company nor is any compensation paid to Directors Lang and Baumgardner as they are compensated in their capacity as officers of the Bank. Compensation paid to each of the remaining seven outside Directors consisted of an annual retainer fee of $4,000 and $375 for each Board and Committee meeting attended.

Stockholder Communications

The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications to the Board of Directors of the Company received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting.

EXECUTIVE COMPENSATION

The following table reflects the compensation paid by 1st National Community Bank (the “Bank”) during 2006, 2005 and 2004 for services in all capacities by the named executive officer. No employee received an annual salary and bonus in excess of $100,000. More specific information regarding compensation is provided in the notes accompanying the tables.

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)		Stock Awards ($) (e)		Option Awards ($) (f)		Non-Equity Incentive Plan Compen-- sation ($) (g)		Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($) (h)		All Other Compensation ($) (i)			Total ($) (j)
Charles B. Lang, President of the Company, Chairman and Vice President of MDH, Trust Officer of the Bank	2006 2005 2004	$ $ $	73,559 88,204 93,705	$ $ $	0 1,764 5,000	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 2,108 0	(1)	$ $ $	73,559 92,076 98,705

Edward L. Baumgardner, President and CEO of the Bank, President of Gateminder Corporation	2006 2005	$ $	98,076 48,333	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0		$ $	98,076 48,333

Marc D. Hoffrichter, President of MDH Inc.	2006 2005	$ $	147,118 152,887	$ $	18,000 22,500	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	33,000 33,000	(2) (2)	$ $	198,118 208,387

(1)	Includes compensation amounts for matching and discretionary contributions to the individual’s account under the 401k plan and the allocation of shares under the ESOP plan.

(1)	Includes compensation for medical reimbursement under the purchase agreement for MDH.

Executive Stock Option Grants in 2006

The Company has in place two stock option plans approved by the Shareholders of the Company, the 1997 Stock Option Plan and the 2001 Stock Option Plan. A committee is chosen by the Board of Directors that is comprised of non-employee directors for the purpose of awarding options to purchase Common Stock of the Company to deserving officers. All shares under the 1997 Option Plan eligible for distribution have been granted.

In 2006 there were no grants of individual options and there were no options exercised by the Company’s named executive officers during 2006.

The following table describes each exercise of stock options during the year and the number of vested and unvested stock option awards as of December 31, 2006 with respect to the named executive of the Company:

Name	Option Awards					Stock Awards
	Number of Securities Underlying Un-exercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Awards Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Charles B. Lang	3,781 3,713 2,750	0 0 0	0 0 0	19.20 20.36 18.40	09/23/2009 08/24/2010 01/23/2013

Employment Arrangements

Employment agreements are in effect between the Company Mr. Edward L. Baugardner, President and CEO and Mr. Beadnell CFO. The Company entered into an employment agreement with Mr. Baumgardner on March 13, 2006. The agreement is for an initial two-year term and automatically renews for an additional one year upon each anniversary of the agreement expiring, unless either party gives the other advance notice that it does not intend to renew the agreement. The agreement provides for an initial base salary of $100,000 for Mr. Baumgardner, which may not be reduced during the term of the agreement. Mr. Baumgardner is eligible to receive an annual bonus under the Company’s management incentive program as implemented by the Board of Directors. The agreement also provides for the participation in certain other benefit plans and programs that are offered to other employees.

The agreement also provides for the payment upon the executive’s termination for any reason other than for “cause” or without “good reason” (each as defined in the agreement), an amount equal to the lesser of his annual base salary or the base salary remaining on his contract period without any extensions. In addition to those payments, in the event that Mr. Baumgardners’ employment is terminated following a “change in control” of the Company (as defined in the agreement), either by the Company without “cause” or by the executive for “good reason,” the Company shall pay Mr. Baumgardner an amount equal to the 2 times his annual salary plus the average of annual bonuses awarded since his employment date. If any payments pursuant to the agreement or otherwise would be subject to any excise tax under the Internal Revenue Code, the Company will provide an additional payment such that the executive retains a net amount equal to the payments he would have retained if such excise tax had not applied. The agreement contains a covenant not to compete and related provisions that restrict Mr. Baumgardner’s ability to compete with the Company during the term of the agreement and for a period of one year following termination under certain circumstances.

The Company has entered into employment agreements with Mr. Beadnell, CFO for a three year period beginning April 1, 2006. The provisions of Mr. Beadnell’s contract is identical to Mr. Baumgardner with the exception that his severance pay in a change of control would be 1.5 times his annual salary.

Security Ownership of Certain Beneficial Owners and Management

As of February 28, 2007, there were 869,807 shares of Common Stock outstanding. The following table sets forth information as of February 28, 2007, with respect to beneficial ownership of Common Stock of the Company by: (i) all persons known to the Company to be considered to own beneficially more than five (5%) percent of its voting securities; (ii) all Directors and Director nominees of the Company; and (iii) all of the Company’s executive officers as a group. Unless otherwise stated, each person so named exercises or would exercise sole voting power and investment power as to the shares of Common Stock so indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Charles B. Lang 275 Boyce Drive Chester, WV 26034	47,528(3)	6.56%

John P. Scotford, Sr. 5991 Northeast 33rd Ave Fort Lauderdale, FL 33308	72,832(4)	8.45%

J. Robert Berg	3,606(5)	*

Edward L. Baumgardner	1,317	*

William E. Blair, Jr.	18,338(6)	2.10%

Stephen W. Cooper	3,790(9)	*

Timothy G. Dickey	1,856(7)	*

Marvin H. Feldman	14,483(8)	1.66%

John P. Scotford Jr.	30,166	3.47%

John C. Thompson	19,992	2.29%

Stephen A. Beadnell	2,784	*

Steven A. Mabbott	6,293	*

Robin W. Moadus	0	*

Joseph B. Shemasek	1,500	*

All Directors and executive officers as a group	224,485	26.01%

*	Indicates that the percentage of shares beneficially owned does not exceed 1% of the class.

(1)	For the purposes of this table, shares are considered “beneficially” owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. A person is also considered to beneficially own shares that such person has the right to acquire within 60 days which includes shares covered by stock options that are exercisable or will become exercisable within 60 days. The amounts of such shares included above are as follows: William E. Blair, Jr. 2,200, Stephen W. Cooper 2,200, Marvin H. Feldman 2,200, Charles B. Lang 10,244, John P. Scotford, Sr. 2,200, John C. Thompson 2,200, Stephen A. Beadnell 2,750, Steven A. Mabbott 6,088 and Joseph B. Shemasek 1,500.

(2)	In computing the percentage of ownership for each nominee, director and executive officer, the shares covered by exercisable stock options (and options that will become exercisable within 60 days) held by such nominee, director, or executive officer are deemed outstanding. Therefore, the denominator used in calculating the percentage of class owned is unique to each individual nominee, director and executive officer.

(3)	Includes 125 shares owned solely by his spouse, 12,910 shares held by trust.

(4)	Includes 70,632 shares held in trust by himself and his spouse.

(5)	Includes 1,992 shares owned jointly with his spouse and 719 shares in corporate name and 498 shares owned solely by his spouse.

(6)	Includes 3,437 shares owned solely by his spouse.

(7)	Includes 1,856 shares owned jointly with his spouse.

(8)	Includes 5,160 shares owned jointly with his spouse, 113 shares owned solely by his spouse and 6460 shares owned in corporate name.

(9)	Includes 1,026 shares owned by his mother.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the federal securities laws, the Company’s directors, officers and persons holding more than ten percent (10%) of the Company’s stock are required to report, within specified due dates, their initial ownership of Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. The Company is required to describe in this Proxy Statement whether, to its knowledge, any person required to file such a report may have failed to do so in a timely manner. Based on a review of applicable Forms 3 and 4 and amendments thereto, the Company is not aware of any untimely filing.

Certain Relationships and Related Transactions

The Bank extends credit to certain directors, officers and employees of the Company and the Bank, as well as to members of their immediate families, in connection with mortgage loans, commercial loans, home equity lines of credit and both secured and unsecured installment loans.

The Bank’s policy provides that all loans made to directors, officers and employees are made in the ordinary course of the consumer credit business of the Bank and are made on terms that are no more favorable than those offered to the general public including interest rates and collateral prevailing at the time. As of December 31, 2006, total loans outstanding extended to directors and officers aggregated $1,451,473. The Bank believes that such loans do not involve more than the normal risk of collectibility or present other unfavorable features. The specific directors and their loan balances in excess of 120,000 are as follows: Director Blair has a balance as of December 31, 2006 of $254,677, Director Feldman $778,337, Director Cooper, $271,760, Director Lang 146,702, no other related party has a balance in excess of $120,000.

RATIFICATION OF S. R. SNODGRASS, A.C.

[Proposal No. 2]

The Audit Committee has made a recommendation to the Board of Directors of the Company to appoint S. R. Snodgrass as the independent registered public accounting firm to examine the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2007, and have directed that such appointment be submitted for ratification by the Shareholders at the Annual Meeting.

Audit Fees

The total fees billed by the Company’s independent auditors for professional services rendered for the audit of the Company’s consolidated annual financial statements and the reviews of the financial statements included in the Company’s Forms 10-QSB for the years 2006 and 2005 were:

	2005	2006
Audit Fees (1)	$62,525	$56,989
Audit-Related Fees (2)	2,000	0
Tax Fees (3)	10,750	9,850
All Other Fees (4)	2,400	0

(1)	Audit fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of FHLB collateral audit.

(3)	Tax services fees consisted primarily of compliance fees for the preparation of original tax returns.

(4)	Other services consist primarily of a purchase vs. lease business analysis.

All auditing services and all permissible non-auditing services provided to the Company by the Company’s independent auditors are pre-approved by the Audit Committee pursuant to established policies and procedures as outlined in the Company’s Audit Committee Charter. The Audit Committee has determined that the provision of the non-audit services listed under “All Other Fees” above were compatible with the independence of the auditors.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year-ended December 31, 2006. In addition, the Committee has discussed with S.R. Snodgrass, the Statements on Auditing Standards No. 61 (Communication with Audit Committees).

The Committee has received the written disclosures from S.R. Snodgrass as required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with S.R. Snodgrass, its independence from the Company.

Based on the reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Marvin H. Feldman, Chairman

John C. Thompson

J. Robert Berg

Stephen W. Cooper

Charles B. Lang

The affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote is required for ratification. Management recommends that the appointment of S. R. Snodgrass be ratified by Shareholders.

Representatives of S. R. Snodgrass are expected to be present at the Annual Meeting. S. R. Snodgrass has represented the Company since its formation and has represented the Bank since its charter was granted in 1987, serving the Board of Directors in that capacity for nearly 20 years.

Recommendation

The Board of Directors recommends that the Shareholders vote “For” the proposal.

Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or abstention is specified.

OTHER MATTERS TO COME BEFORE THE MEETING

No other matters are intended to be brought before the Annual Meeting by the Company, nor does the Company know of any other matters to be brought before the Annual Meeting by others. If other matters properly come before the meeting, the persons named in the Proxy will vote the shares represented therein in accordance with the judgment of management on any such matters.

SHAREHOLDER PROPOSALS

Shareholders who desire to submit proposals at the Company’s 2008 Annual Meeting of Shareholders must submit such proposals so that they are received by the Company no later than November 14, 2007, in order to be considered for inclusion in the Company’s Proxy materials for such meeting. Such shareholder proposals as well as any questions relating thereto, should be submitted to Tri-State 1st Banc, Inc., 16924 St. Clair Avenue, East Liverpool, Ohio 43920, Attn: Secretary. Additionally, the Board appointed proxies will have discretionary authority to vote on any proposals by shareholders that are not intended to be mailed in the Company’s proxy materials for the 2007 Annual Meeting of Shareholders, but are intended to be presented by the shareholders from the floor, unless notice of the intent to make such proposal is received at the address above on or before January 28, 2008.

GENERAL

Upon written request to the Company by any Shareholder whose Proxy is solicited hereby, the Company will furnish a copy of its Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, together with financial statements and schedules thereto, without charge to the Shareholder requesting the same. Requests should be directed to the attention of Steve Beadnell, Chief Financial Officer, 16924 St. Clair Avenue, East Liverpool, Ohio 43920.

By Order of the Board of Directors

Keith R. Clutter

Secretary

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY Tri-State 1st Banc, Inc.

ANNUAL MEETING OF SHAREHOLDERS APRIL 18, 2007			A vote FOR the following proposals is recommended by the Board of Directors.	For	With- hold	For All Except
The undersigned hereby appoints Hazel C. Schreckengost, William M. Braslawsce and Nancy Thompson Cope, and each of them, each with the power to appoint a substitute, to represent the undersigned and to vote all of the shares of Common Stock in Tri-State 1st Banc, Inc. (“1st Banc”) held of record by the undersigned at the close of business on February 28, 2007, at the East Liverpool Motor Lodge at 2340 Dresden Avenue, East Liverpool, Ohio on Wednesday, April 18, 2007. Hor’dourves will be served at 5:30 P.M. followed by the business meeting at 6:00 P.M., and at any adjournment thereof.		1.	ELECTION OF DIRECTORS Election of the three (3) nominees listed below as members of 1st Banc’s Board of Directors as Class I Directors.	☐	☐	☐
Edward L. Buamgardner Timothy G. Dickey John P. Scotford, Sr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. __________________________________
				For	Against	Abstain
		2.	TO RATIFY the selection by the Board of Directors of S.R. Snodgrass, A.C., as 1st Banc’s independent certified public accountants for the 2007 fiscal year.	☐	☐	☐

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
Please be sure to sign and date this Proxy in the box below.	Date		PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL SHAREHOLDERS MEETING.		è	☐

Stockholder sign above	Co-holder (if any) sign above

+	+

é    Detach above card, sign, date and mail in postage-paid envelope provided.    é

Tri-State 1st Banc, Inc.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR all proposals. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy in the return envelope provided so that your stock may be represented at the meeting.

NOTE: Sign exactly as your name(s) appear on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all such persons should sign. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or other authorized officer, and if appropriate, the corporate seal should be affixed thereto. If shares of stock are held of record by a partnership, the proxy should be executed in partnership name by an authorized person. Executors or administrators or other fiduciaries who execute the Proxy for a deceased shareholder should give their full title. Please date the Proxy.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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